Exhibit 10.2

EXECUTION VERSION

PLEDGE AGREEMENT

PLEDGE AGREEMENT, made as of June 19, 2008, by BROOKE CAPITAL CORPORATION, a Kansas corporation (the “Pledgor”), in favor of DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, as agent (in such capacity, the “Agent”) for AUTOBAHN FUNDING COMPANY LLC (the “Lender”) in connection with (i) that certain Amended and Restated Credit and Security Agreement, dated as of August 29, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Brooke Credit Funding, LLC, as borrower (the “Borrower”), Aleritas Capital Corp., f/k/a/ Brooke Credit Corporation (“Brooke Credit”), Brooke Corporation (the “Parent”), the Lender and the Agent and (ii) the Brooke Capital Guaranty (as defined in the Credit Agreement).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lender has agreed to make advances and loans to the Borrower for the purposes set forth therein;

WHEREAS, the Lender has agreed to grant waivers with respect to certain Events of Default and Servicer Defaults (each as defined therein) pursuant to an amendment to the Credit Agreement of even date herewith;

WHEREAS, the Pledgor is the legal and beneficial owner of all the Pledged Equity Interests (as hereinafter defined) issued by the Issuer (as hereinafter defined);

WHEREAS, it is a condition precedent to the effectiveness of the amendment to the Credit Agreement of even date herewith that the Pledgor shall have executed and delivered this Pledge Agreement to the Agent for the benefit of the Lender and the other Secured Parties; and

NOW, THEREFORE, in consideration of the premises and the waivers granted by the Agent and the Lender pursuant to the amendment to the Credit Agreement of even date herewith, the Pledgor hereby agrees with the Agent, for the benefit of the Lender and the other Secured Parties, as follows:

1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein are used as defined therein, and the following terms shall have the following meanings:

“Code” shall mean the Uniform Commercial Code from time to time in effect in the State of New York.

“Collateral” shall mean the Pledged Equity Interests and all Proceeds (as defined below).

“Issuer” shall mean Brooke Investments, Inc.

“Obligations” means all present and future indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute

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or contingent, or due or to become due) of the Pledgor to the Lender, the Agent and/or any other Secured Party, arising under or in connection with the Brooke Capital Guaranty or any other Related Document or the transactions contemplated hereby or thereby and shall include, without limitation, all liability for costs, expenses, indemnifications, repurchase obligations and all other amounts due or to become due from the Pledgor under the Related Documents, including, without limitation, interest, fees and other obligations that accrue after the commencement of a bankruptcy, insolvency or similar proceeding (in each case whether or not allowed as a claim in such proceeding).

“Pledge Agreement” shall mean this Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

“Pledged Equity Interests” shall mean the capital stock and other equity interests of the Issuer listed on Schedule I hereto, together with all certificates, options or rights of any nature whatsoever that may be issued or granted by the Issuer to the Pledgor while this Pledge Agreement is in effect.

“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the UCC of the Code as in effect on the date hereof (and any successor provision thereto) and, in any event, shall include, without limitation, all dividends or other income from the Pledged Equity Interests, collections thereon or distributions with respect thereto.

2. Pledge; Grant of Security Interest. The Pledgor hereby delivers to the Agent, for the benefit of the Lender and the other Secured Parties, all the Pledged Equity Interests, and hereby grants to the Agent, for the benefit of the Lender and the other Secured Parties, a first priority security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

3. Stock Powers. Concurrently with the delivery to the Agent of each certificate representing one or more shares of Pledged Equity Interests to the Agent, the Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by the Pledgor with, if the Agent so requests, signature guaranteed.

4. [Reserved].

5. Representations and Warranties. The Pledgor represents and warrants that:

(a) the Pledged Equity Interests represent all the issued and outstanding capital stock and other equity interests in the Issuer in which the Pledgor has any interest;

(b) all the shares of Pledged Equity Interests have been duly and validly issued and are fully paid and nonassessable;

(c) the Pledgor is the sole record and beneficial owner of, and has good and marketable title to, the Pledged Equity Interests, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement;

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(d) [reserved].

(e) upon delivery to the Agent of the stock certificates evidencing the Pledged Equity Interests, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on the Collateral, enforceable as such against all creditors of the Pledgor and any Persons purporting to purchase any Collateral from the Pledgor, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(f)(i) The chief executive office of the Pledgor and the office where the Pledgor keeps its records concerning the Pledged Equity Interests and all contracts relating thereto is located at 7400 College Boulevard, Suite 250, Overland Park, Kansas 66210. The Pledgor shall not establish a new location for its chief executive office or change its name until (i) it has given to the Agent not less than 30 days’ prior written notice of its intention to do so, clearly describing such new location or specifying such new name, as the case may be, and (ii) with respect to such new location or such new name, as the case may be, it shall have taken all action, satisfactory to the Agent, to maintain the security interest of the Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

(ii) The jurisdiction of organization of the Pledgor is Kansas. The Pledgor shall not change its jurisdiction of organization until (i) it has given to the Agent not less than 30 days’ prior written notice of its intention to do so, clearly describing such new jurisdiction, and (ii) with respect to such new jurisdiction, it shall have taken all action, satisfactory to the Agent, to maintain the security interest of the Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

6. Covenants. The Pledgor covenants and agrees with the Agent and the Lender that, from and after the date of this Pledge Agreement until the Obligations are paid in full and the Brooke Capital Guaranty is terminated:

(a) If the Pledgor shall, as a result of its ownership of the Pledged Equity Interests, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Equity Interests, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Agent and the Lender, hold the same in trust for the Agent and the Lender and deliver the same promptly, and in any event with three Business Days, to the Agent in the exact form received, duly endorsed by the Pledgor to the Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Pledgor to be held by the Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Equity Interests upon the liquidation or dissolution of the Issuer shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any

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distribution of capital shall be made on or in respect of the Pledged Equity Interests or any property shall be distributed upon or with respect to the Pledged Equity Interests pursuant to the recapitalization or reclassification of the capital of the Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Agent to be held by it hereunder as additional collateral security for the Obligations. Except as provided in Section 7, if any sums of money or property so paid or distributed in respect of the Pledged Equity Interests shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Lender, segregated from other funds of the Pledgor, as additional collateral security for the Obligations.

(b) [Reserved].

(c) Without the prior written consent of the Agent, the Pledgor will not (i) vote to enable, or take any other action to permit, the Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of the Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or (iii) create, incur or permit to exist any other Adverse Claim or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Adverse Claim provided for by this Pledge Agreement. The Pledgor will defend and will indemnify and hold harmless the Agent and the Lender against the claims and demands of all Persons whomsoever with respect to any claim arising from or in connection with the right, title and interest of the Agent and the Lender in and to the Collateral.

(d) At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Pledge Agreement.

(e) The Pledgor agrees to pay, and to save the Agent and the Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamps, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

7. Cash Dividends; Voting Rights. Unless an Event of Default or Potential Event of Default shall have occurred and be continuing, the Pledgor shall be permitted to receive all cash dividends paid in respect of the Pledged Equity Interests to the extent permitted in the Credit Agreement; provided that any such cash dividends received by the Pledgor during the pendency of any Potential Event of Default but prior to the occurrence of an Event of Default shall be promptly returned to the Issuer of such cash dividends, and any such cash dividends

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received during the pendency of any Event of Default or during the pendency of a Potential Event of Default but not returned prior to such Event of Default shall be promptly delivered to the Agent. Unless an Event of Default shall have occurred and be continuing, the Pledgor shall be permitted to exercise all voting and corporate rights with respect to the Pledged Equity Interests; provided that no vote shall be cast or corporate right exercised or other action taken which, in the Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, the other Related Documents or this Pledge Agreement.

8. Rights of the Lender and the Agent. (a) If an Event of Default shall occur and be continuing, (i) the Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Equity Interests, and to make application thereof to the Obligations in such order as the Agent may determine and (ii) all shares of the Pledged Equity Interests shall be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Equity Interests at any meetings of shareholders of any Issuer or otherwise, and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options, pertaining to any of such shares of the Pledged Equity Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all the Pledged Equity Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Issuer, or upon the exercise by the Pledgor or the Agent of any right, privilege or option pertaining to any of such shares of the Pledged Equity Interests, and in connection therewith, the right to deposit and deliver any and all of the Pledged Equity Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability to the Agent except to account for property actually received by it, but the Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. The Agent will give prior notice to the Pledgor of its intent to exercise its rights under the prior sentence; provided that the Agent’s failure to give such notice shall not impair the Agent’s ability to exercise such rights.

(b) The rights of the Agent and the Lender hereunder shall not be conditioned or contingent upon the pursuit by the Agent or the Lender of any right or remedy against the Pledgor, the Issuer, any guarantor or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. Neither the Agent nor the Lender shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

9. Remedies. (a) If an Event of Default shall occur and be continuing, the Agent, on behalf of the Lender, may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, the Issuer, any guarantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in

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such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of the Agent or the Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent and the Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released. The Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Lender hereunder, including, without limitation, reasonable attorneys’ fees and disbursements of counsel to the Agent, to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, need the Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Agent or the Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Agent or the Lender to collect such deficiency.

(b) The Pledgor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, from time to time in the Agent’s discretion, for the purpose of carrying out the terms of this Pledge Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Pledge Agreement, including, without limitation, the power to sell, transfer, convey, or otherwise dispose of all or any portion of the Collateral and to otherwise exercise its remedies under this Pledge Agreement. This power of attorney is a power coupled with an interest and shall be irrevocable.

The Pledgor also authorizes the Agent and the Lender, at any time and from time to time, to execute, in connection with the sale provided for in this Section 9, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

The powers conferred on the Agent and the Lender hereunder are solely to protect the Agent’s and the Lender’ interests in the Collateral and shall not impose any duty upon the Agent or the Lender to exercise any such powers. The Agent and the Lender shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

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10. Private Sales. (a) The Pledgor recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Equity Interests, by reason of certain prohibitions contained in the Securities Act of 1933 (the “Securities Act”) and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Equity Interests for the period of time necessary to permit the Issuer or the Pledgor to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer or the Pledgor would agree to do so.

(b) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity Interests pursuant to this Section 10 valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 10 will cause irreparable injury to the Agent and the Lender, that the Agent and the Lender have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 10 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

11. Limitation on Duties Regarding Collateral. The Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the Code as in effect on the date hereof (or any successor provision thereto) or otherwise, shall be to deal with it in the same manner as the Agent deals with similar securities and property for its own account. None of the Agent, the Lender or any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise.

12. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

13. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14. Section Headings. The section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

15. No Waiver; Cumulative Remedies. Neither the Agent nor the Lender shall by any act (except by a written instrument pursuant to Section 16) be deemed to have waived any

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right or remedy hereunder or to have acquiesced in any Potential Event of Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or the Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

16. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Pledge Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Agent; provided that any provision of this Pledge Agreement may be waived by the Agent in a letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent. This Pledge Agreement shall inure to the benefit of the Agent and the Lender and their respective successors and assigns. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

17. Notices. Notices may be given by mail, by telex or by facsimile transmission, addressed or transmitted to the Person to which it is being given at such Person’s address or transmission number set forth in the Credit Agreement and shall be effective (a) in the case of mail, three days after deposit in the postal system, first class postage pre-paid, and (b) in the case of telex or facsimile notices, when sent. The Pledgor and the Issuer may change their respective addresses and transmission numbers by written notice to the Agent.

18. Irrevocable Authorization and Instruction to Issuer. The Pledgor hereby authorizes and instructs the Issuer to comply with any instruction received by it from the Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Issuer shall be fully protected in so complying.

19. Authority of Agent. The Pledgor acknowledges that the rights and responsibilities of the Agent under this Pledge Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Agent and the Lender, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Pledgor, the Agent shall be conclusively presumed to be acting as agent for the Lender with full and valid authority so to act or refrain from acting, and neither the Pledgor nor the Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

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20. Termination; Release. Upon the repayment of all the Obligations in full and the termination of the Brooke Capital Guaranty, this Pledge Agreement shall terminate, and the Agent, at the request of and expense of the Pledgor, will promptly execute and deliver to the Pledgor the proper instruments (including Uniform Commercial Code termination statements) acknowledging the termination of this Pledge Agreement, and will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty of any kind) such of the Collateral as may be in the possession of the Agent and has not theretofore been disposed of or otherwise applied or released.

21. Counterparts. This Pledge Agreement may be executed in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

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